Exhibit 3.2


                       AMENDMENT TO PARTNERSHIP AGREEMENT

                         KANEB PIPE LINE PARTNERS, L.P.



     This Amendment (this "Amendment") to Partnership Agreement is entered into by and among Kaneb Pipeline Company LLC , a Delaware limited liability company (the "General Partner"), as general partner of Kaneb Pipe Line Partners, L.P., a Delaware limited partnership (the "Partnership"), and the limited partners of the Partnership, as hereinafter provided.

     WHEREAS, the General Partner and the other parties entered into that certain Amended and Restated Agreement of Limited Partnership of the Partnership dated July 23, 1998 (the "Partnership Agreement"), and

     WHEREAS,   the  General  Partner  desires  to  amend  Section  2.5  of  the
Partnership Agreement as set forth herein; and

     WHEREAS, Section 16.1 of the Partnership Agreement permits the General Partner to amend such agreement to reflect a change that, in the sole discretion of the General Partner, does not adversely affect the Limited Partners in any material respect or a change that is necessary or desirable to satisfy any requirements, conditions, or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or contained in any federal or state statute; and

     WHEREAS, the General Partner has determined that each of the changes effected hereby is permitted by an amendment to the agreement of limited partnership of the Partnership effected by the General Partner without the consent of any Limited Partners or Assignee;

     Now, Therefore, the General Partner does hereby amend Section 2.5 of the Partnership Agreement to provide, in its entirety, as follows:

     "2.5 Term. The Partnership commenced upon the filing of the Certificate of Limited Partnership in accordance with the Delaware Act on August 14, 1989, and shall continue in existence in perpetuity, unless earlier terminated in accordance with any provisions of this Agreement."

     This Amendment shall be effective as of June 30, 2003, regardless of when it is executed.

     IN WITNESS WHEREOF, the parties hereto have hereunto set their hands this 27th day of October, 2003.


                                        GENERAL PARTNER:

                                        KANEB PIPE LINE COMPANY LLC



                                        By:  //s// HOWARD C. WADSWORTH
                                        Name:  Howard C. Wadsworth
                                        Title:  Vice President, Treasurer
                                                   and Secretary

                                        LIMITED PARTNERS:

                                        All Limited  Partners now and  hereafter
                                        admitted  as  limited  partners  of  the
                                        Partnership,   pursuant   to  Powers  of
                                        Attorney now and hereafter executed in favor of, and granted and delivered to, the General Partner

                                        By:  Kaneb  Pipe Line  Company  LLC,  as
                                        attorney-in-fact    for   all    Limited
                                        Partners   pursuant  to  the  Powers  of
                                        Attorney  granted pursuant to Article 10
                                        of the Partnership Agreement




                                        By:  //s// EDWARD D. DOHERTY
                                        Name:  Edward D. Doherty
                                        Title:  Chairman of the Board
                                                   and Chief Executive Officer